UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2013

DDR Corp.

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

This Amendment No. 1 (“Amendment No. 1”) to the Current Report on Form 8-K, dated October 1, 2013 and originally filed by DDR Corp. (the “Company”) with the Securities and Exchange Commission on October 2, 2013 (the “Original 8-K”), amends and restates in its entirety Item 9.01 of the Original 8-K to present the required audited and unaudited combined statements of revenues and certain expenses with respect to the portfolio of 30 open-air, value-oriented power centers (the “BRE-DDR Portfolio”) of which the Company acquired sole ownership (the “BRE-DDR Acquisition”) and which were previously owned by BRE DDR Retail Holdings LLC, the Company’s joint venture with an affiliate of The Blackstone Group L.P. (the BRE-DDR JV). In addition, this Amendment No. 1 presents the pro forma financial information required by Item 9.01 of Form 8-K reflecting the impact of the BRE-DDR Acquisition, which constituted a significant acquisition under Rule 3-14 of Regulation S-X, except that the BRE-DDR Portfolio is indirectly owned by an entity that elects to be treated as real estate investment trust for federal income tax purposes and a presentation of estimated taxable operating results is therefore not applicable. The remainder of the information contained in the Original 8-K is not hereby amended or restated. Information regarding these properties is further described in Schedule A.

After a reasonable inquiry, the Company is not aware of any material factors relating to the BRE-DDR Portfolio, other than those described herein, that would cause the reported financial information not to be necessarily indicative of future operating results. The Company and its operations are, however, subject to a number of risks and uncertainties. For a discussion of such risks, see the risks identified in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2012.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

•	Audited combined statement of revenues and certain expenses for the BRE-DDR Portfolio for the period from January 1, 2012 to June 19, 2012 (the “Predecessor Period”)

•	Audited combined statement of revenues and certain expenses for the BRE-DDR Portfolio for the period from June 20, 2012 to December 31, 2012 (the “Successor Period”)

•	Unaudited combined statement of revenues and certain expenses for the BRE-DDR Portfolio for the nine-month period ended September 30, 2013

(b) Pro Forma Financial Information.

•	Unaudited pro forma condensed consolidated balance sheet at September 30, 2013

•	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013

•	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement of Purchase and Sale between the Parties listed on Schedule A attached thereto, as REIT Seller, BRE Pentagon Retail Holding B, LLC, as Homart Seller, JDN Real Estate – Lakeland, L.P., as REIT Buyer, and the Company, as Homart Buyer, dated as of May 15, 2013 (filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-11690) for the quarter ended June 30, 2013 and incorporated by reference herein)

23.1	Consent of Deloitte & Touche LLP

Schedule A

Location		Center	Total GLA (000s)	Key Tenants (1)
1	Birmingham, AL	Riverchase Promenade	228	2nd & Charles (U), Jo-Ann, Toys “R” Us (U)
2	Aurora, CO	Pioneer Hills	479	Bed Bath & Beyond, Home Depot (U), Walmart (U)
3	Parker, CO	FlatAcres MarketCenter/Parker Pavilions	631	Bed Bath & Beyond, Home Depot (U), Kohl’s (U), Michaels, Office Depot, Sports Authority, Walmart (U)
4	Plainville, CT	Connecticut Commons	566	A.C. Moore, Dick’s Sporting Goods, DSW, Kohl’s, Loew’s Cinema, Lowe’s, Marshalls, Old Navy, PetSmart
5	Apopka, FL	Piedmont Plaza	208	Bealls
6	Brandon, FL	Lake Brandon Village	244	buybuy BABY, Lowe’s (U), PetSmart, Sports Authority
7	Naples, FL	Carillon Place	283	Bealls, hhgregg, OfficeMax, Ross Dress For Less, T.J. Maxx, Walmart
8	Plant City, FL	Lake Walden Square	257	Premiere Cinemas, Ross Dress For Less, Sweetbay Supermarket
9	Lithonia, GA	Shops At Turner Hill	32	—
10	Lithonia, GA	Turner Hill Marketplace	255	Bed Bath & Beyond, Best Buy, Sam’s Club (U), Toys “R” Us
11	Schaumburg, IL	Woodfield Village Green	674	Bloomingdale’s The Outlet Store, Container Store, Costco (U), hhgregg, Homegoods, Marshalls, Michaels, Nordstrom Rack, Off 5th, PetSmart
12	Merriam, KS	Merriam Town Center	474	Cinemark, Dick’s Sporting Goods, Hen House, Home Depot (U), Marshalls, OfficeMax, PetSmart
13	Overland Park, KS	Overland Pointe Marketplace	382	Babies “R” Us, Home Depot (U), Party City (U), Sam’s Club (U)
14	Framingham, MA	Shoppers World	778	A.C. Moore, AMC Theatres, Babies “R” Us, Barnes & Noble, Best Buy, Bob’s Stores, DSW, Kohl’s, Macy’s, Marshalls, Nordstrom Rack, PetSmart, Sports Authority, T.J. Maxx, Toys “R” Us
15	Grandville, MI	Grandville Marketplace	351	Gander Mountain, Hobby Lobby, Lowe’s (U), OfficeMax
16	Coon Rapids, MN	Riverdale Village	941	Bed Bath & Beyond, Best Buy, Costco (U), Dick’s Sporting Goods, DSW, JCPenney, Jo-Ann, Kohl’s, Old Navy, Sears, T.J. Maxx
17	St. Paul, MN	Midway Marketplace	487	Cub Foods, Herberger’s (U), LA Fitness, T.J. Maxx, Walmart
18	Clarence, NY	Jo-Ann Plaza	203	Big Lots, Jo-Ann, OfficeMax
19	North Canton, OH	Belden Park Crossings	594	Dick’s Sporting Goods, DSW, hhgregg, Jo-Ann, Kohl’s, PetSmart, Target (U), Value City Furniture
20	North Olmsted, OH	Great Northern Plaza	669	Bed Bath & Beyond, Best Buy, Big Lots, Burlington Coat Factory, DSW, Home Depot, Jo-Ann, K & G Menswear, Marc’s, PetSmart
21	Monaca, PA	Township Marketplace	299	Cinemark, Lowe’s, Michaels, Party City
22	Columbia, SC	Harbison Court	298	Anna’s Linens, Babies “R” Us (U), Barnes & Noble, Golfsmith, Marshalls, Ross Dress For Less
23	Brentwood, TN	Cool Springs Pointe	201	Best Buy, DSW, Ross Dress For Less
24	Frisco, TX	Frisco Marketplace	108	Kohl’s
25	Irving, TX	MacArthur Marketplace	599	Hollywood Theaters, Kohl’s, Sam’s Club (U), Walmart (U)
26	McKinney, TX	McKinney Marketplace	184	Albertson’s (U), Kohl’s
27	Mesquite, TX	Marketplace At Towne Center	404	Cavender’s Boot City (U), Home Depot (U), Kohl’s (U), Michaels, PetSmart, Ross Dress For Less
28	Fairfax, VA	Fairfax Towne Center	253	Bed Bath & Beyond, Jo-Ann, Regal Cinemas, Safeway, T.J. Maxx
29	Brookfield, WI	Shoppers World Brookfield	265	Burlington Coat Factory, OfficeMax, Pick ’N Save (U), T.J. Maxx, Xperience Fitness
30	Brown Deer, WI	Marketplace Of Brown Deer	405	Anna’s Linens, Burlington Coat Factory, hhgregg, Kohl’s, Michaels, OfficeMax, Old Navy, Pick ’N Save, T.J. Maxx

(1)	(U) indicates unowned

DDR Corp.

INDEX TO FINANCIAL STATEMENTS

September 30, 2013

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of DDR Corp.:

We have audited the accompanying combined statements of revenues and certain expenses of the BRE-DDR Portfolio, a portfolio of 30 open-air value oriented power centers located throughout the United States, (collectively, the “Properties”) for the periods January 1, 2012, to June 19, 2012, (the “Predecessor Period”) and June 20, 2012, the date of acquisition by BRE-DDR Retail Holdings LLC, to December 31, 2012, (the “Successor Period”) and the related notes (the “Statements”). These Properties are under common ownership and management.

Management’s Responsibility for the Statements

Management is responsible for the preparation and fair presentation of the Statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statements that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Properties’ preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements referred to above present fairly, in all material respects, the combined revenues and certain expenses described in Note 1 of the BRE-DDR Portfolio for the periods from January 1, 2012, to June 19, 2012, (the “Predecessor Period”) and June 20, 2012, the date of acquisition by BRE-DDR Retail Holdings LLC, to December 31, 2012, (the “Successor Period”), in accordance with accounting principles generally accepted in the United States of America.

Emphasis of a matter

We draw attention to Note 1 to the Statements, which describes that the accompanying Statements were prepared for the purpose of complying with provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”) (for inclusion in the Current Report on Form 8-K of DDR Corp.), and were not intended to be a complete presentation of the Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

December 13, 2013

BRE-DDR Portfolio

Combined Statements of Revenues and Certain Expenses

	Nine-Month Period Ended September 30, 2013 (unaudited)	Period from June 20, 2012 to December 31, 2012 (Successor Period)	Period from January 1, 2012 to June 19, 2012 (Predecessor Period)
Revenues:
Minimum rents	$77,911,284	$54,328,246	$46,775,994
Overage rents	62,073	27,534	198,032
Recoveries from tenants	28,768,615	18,759,685	17,200,437
Ancillary and other income	533,430	675,920	347,835

Total revenues	107,275,402	73,791,385	64,522,298
Certain expenses:
Operating and maintenance	11,240,865	6,808,678	8,315,298
Real estate taxes	20,359,809	13,898,997	11,260,033
General and administrative	412,313	308,643	697,513

Total certain expenses	32,012,987	21,016,318	20,272,844

Revenues in excess of certain expenses	$75,262,415	$52,775,067	$44,249,454

See accompanying notes.

BRE-DDR Portfolio

Notes to Combined Statements of Revenues and Certain Expenses

1. Basis of Presentation

On October 1, 2013, DDR Corp. (“DDR” or the “Company”) acquired sole ownership of 30 open-air value oriented power centers (“BRE-DDR Portfolio” or the “Properties”) that were previously owned by BRE DDR Retail Holdings LLC, the Company’s joint venture with certain affiliates of The Blackstone Group L.P. (the “BRE-DDR JV” or “Successor”). The Properties were acquired by the BRE-DDR JV on June 20, 2012 and were previously owned by EDT Fund LLC (the “Predecessor”) and managed by DDR Corp. The Properties consist of retail shopping centers located throughout the United States. The specific properties and terms of sale are outlined in the Agreement of Purchase and Sale, dated as of May 15, 2013.

The combined statements of revenues and certain expenses (the “Statements”) have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X and Item 9.01 of Form 8-K, promulgated by the Securities and Exchange Commission (the “SEC”), which require certain information with respect to real estate operations to be included in certain filings with the SEC. The Statements include the combined historical revenues and certain expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties. Material amounts that would not be directly attributable to future operating results of the Properties are excluded, and the Statements are not intended to be a complete presentation of the Properties’ revenues and expenses. Revenues excluded consist primarily of the amortization of minimum rent related to above- or below-market leases recorded in conjunction with the original purchase price accounting, interest income and lease termination fees. Expenses excluded consist primarily of property management fees, interest expense, transactional expenses, depreciation and amortization.

The revenues and certain expenses of the BRE-DDR Portfolio for the year ended December 31, 2012, includes combined statements of revenues and certain expenses for the periods from June 20, 2012, the date of acquisition of the Properties by the BRE-DDR JV, to December 31, 2012, (the “Successor Period”) and from January 1, 2012 to June 19, 2012, (the “Predecessor Period”).

The unaudited interim Statement for the nine-month period ended September 30, 2013, was prepared on the same basis as the Statements for the Successor Period and Predecessor Period and reflects all adjustments (consisting of only normal recurring adjustments) which are, in the opinion of management, necessary for the fair presentation of the combined revenues and certain expenses for the period presented. The combined statements of revenues and certain expenses for the nine-month period ended September 30, 2013, is not necessarily indicative of the expected results for an entire fiscal year.

2. Summary of Significant Accounting Principles

Principles of Combination

The Statements were prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Revenue Recognition

Minimum rents from tenants are recognized using the straight-line method over the lease term. Percentage and overage rents are recognized after the reported tenant’s sales have exceeded the applicable sales breakpoint. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon provisions of the individual tenant leases.

Repairs and Maintenance

Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures which improve or extend the life of the asset are capitalized.

BRE-DDR Portfolio

Notes to Combined Statements of Revenues and Certain Expenses

Use of Estimates in Preparation of Financial Statements

The preparation of the Statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

3. Transactions with Related Parties

DDR was the property manager for all of the Properties for all periods presented in the Statements. All management fees associated with the Properties have been excluded as discussed in Note 1.

4. Commitments

The Properties lease space to tenants pursuant to agreements which provide for terms ranging from one to 30 years; and, in some cases, for annual rentals, which are subject to upward adjustments based on operating expense levels, sales volume, or contractual increases, as defined in the lease agreements.

The scheduled future minimum revenues from rental properties under the terms of all non-cancelable tenant leases, assuming no new or renegotiated leases or option extensions for such premises, for the subsequent period from October 1, 2013, to December 31, 2013 (unaudited), and five years ending December 31, and thereafter, are as follows:

Oct. 1 to Dec. 31, 2013	$24,974,200
2014	99,271,199
2015	84,425,607
2016	70,033,865
2017	60,211,650
2018	46,267,071
Thereafter	102,380,719

5. Subsequent Events

The BRE-DDR Portfolio was evaluated with respect to subsequent events through December 13, 2013, the date the financial statements were available to be issued, to determine if either recognition or disclosure of significant events or transactions is required. Management has determined that no such recognition or disclosure is required.

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2013

(Unaudited)

The following unaudited pro forma condensed consolidated balance sheet is presented as if (i) the BRE-DDR Acquisition and (ii) the issuance and sale of 35.14 million DDR common shares in a forward equity offering, which the Company settled on October 1, 2013, were completed on September 30, 2013. This unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the unaudited pro forma condensed consolidated statement of operations of the Company and the notes thereto presented herein and the historical financial statements and notes thereto of the Company included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013 and Annual Report on Form 10-K, as amended, for the year ended December 31, 2012.

The unaudited pro forma condensed consolidated balance sheet does not purport to represent what the actual financial position of the Company would have been at September 30, 2013 if the BRE-DDR Acquisition had been completed as of that date, nor does it purport to represent the future financial position of the Company. The Company accounted for the BRE-DDR Acquisition utilizing the purchase price method of accounting pursuant to the provisions of ASC 805, Business Combinations. The pro forma adjustments relating to the purchase price allocation of the BRE-DDR Acquisition are based on the Company’s best estimates and are subject to change based upon the final determination of the fair value of the assets and liabilities acquired.

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2013 (continued)

(In thousands)

(Unaudited)

	Company Historical	Pro Forma Adjustments (a)		Company Pro Forma
Assets
Real estate assets, net	$7,139,441	$1,363,797	(b)	$8,503,238
Investments in and advances to joint ventures	631,983	(169,264	) (c)	462,719
Cash and cash equivalents	35,351	8,227	(d)	90,392
		46,814	(e)
Restricted cash	25,853	9,848	(f)	35,701
Notes receivable, net	77,857	—		77,857
Other assets, net	434,658	247,973	(g)	682,631

	$8,345,143	$1,507,395		$9,852,538

Liabilities and Equity
Unsecured indebtedness:
Senior notes	$2,453,336	$—		$2,453,336
Unsecured term loan	350,000	—		350,000
Revolving credit facilities	42,869	(42,869	) (h)	—

	2,846,205	(42,869)		2,803,336

Secured indebtedness:
Secured term loan	400,000	—		400,000
Mortgage indebtedness	1,349,852	818,237	(i)	2,168,089

	1,749,852	818,237		2,568,089

Total indebtedness	4,596,057	775,368		5,371,425
Accounts payable and other liabilities	346,933	82,317	(j)	429,250
Dividends payable	49,826	—		49,826

Total liabilities	4,992,816	857,685		5,850,501

Total DDR shareholders’ equity	3,328,553	630,244	(k)	3,978,263
		19,466	(l)
Non-controlling interests	23,774	—		23,774

Total equity	3,352,327	649,710		4,003,237

	$8,345,143	$1,507,395		$9,852,538

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2013 (continued)

(a)	Represents the purchase price of the BRE-DDR Acquisition assuming the BRE-DDR Acquisition was consummated on September 30, 2013. The purchase price of the Properties was funded through the assumption of mortgage debt, repayment of the preferred equity interest and mezzanine loan previously funded by the Company to the BRE-DDR JV and the issuance and sale of the Company’s common shares in a forward equity offering. The purchase price allocation was accounted for pursuant to the provisions of ASC 805, Business Combinations. The Company allocates the purchase price to assets acquired and liabilities assumed on a gross basis based on their relative fair values at the date of acquisition. The allocation of purchase price shown in the table below is based upon the Company’s best estimates and is subject to change based upon the final determination of the fair value of the assets and liabilities acquired.

The fair value of assets acquired and consideration given is as follows (in thousands):

Fair value of net assets acquired	$755,491

Cash (including $25,000 escrow deposit)	$565,561
Repayment of the preferred equity interest and mezzanine loan related to the BRE-DDR Portfolio acquired	160,123
Fair value of previously held equity interests	29,807

Total consideration	$755,491

(b)	The purchase price allocation of the fair value of the assets acquired and liabilities assumed is as follows (in thousands):

Land	$325,374
Buildings	1,012,803
Tenant improvements	25,620

1,363,797
Intangible assets	265,192

1,628,989
Cash and cash equivalents	9,427
Restricted cash	9,848
Other assets assumed, net	7,781
Less: Mortgage debt assumed, net	(818,237)
Less: Other liabilities assumed, net	(19,534)
Less: Below-market leases	(62,783)

Net assets acquired	$755,491

(c)	Represents the reduction of the Company’s investment in the BRE-DDR JV as follows (in thousands):

Investment basis in BRE-DDR JV related to the BRE-DDR Portfolio	$9,141
Repayment of the preferred equity interest plus accrued interest related to the BRE-DDR Portfolio acquired	128,159
Repayment of mezzanine loan plus accrued interest	31,964

Pro forma adjustments to Investments In and Advances to Joint Ventures	$169,264

(d)	Represents operating cash related to the BRE-DDR Portfolio acquired in the transaction less amounts paid for transaction costs.
(e)	Represents excess cash received from the issuance and sale of the Company’s common shares in a forward equity offering. See footnote (k).

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2013 (continued)

(f)	Represents cash assumed upon acquisition primarily related to required mortgage escrows.
(g)	Represents an increase in Other Assets as follows (in thousands):

Intangible Assets:
In-place leases	$110,933
Fair market value of leases	23,185
Tenant relations	131,074
Escrow deposit	(25,000)
Other assets assumed	7,781

Pro forma adjustments to Other Assets	$247,973

(h)	Represents a decrease in the revolving credit facilities as follows (in thousands):

Proceeds from common share issuance (k)	$(630,244)
Cash paid (less escrow deposit)	540,561
Excess cash (e)	46,814

Pro forma adjustments to Revolving Credit Facilities	$(42,869)

(i)	Represents the fair value of mortgage debt assumed. See footnote (f) in the unaudited pro forma condensed consolidated statement of operations.
(j)	Represents Accounts Payable and Other Liabilities assumed as follows (in thousands):

Below-market leases	$62,783
Other liabilities assumed	19,534

Pro forma adjustments to Accounts Payable and Other Liabilities	$82,317

(k)	Represents the net proceeds from the issuance of 35.14 million of the Company’s common shares in a forward equity offering, which the Company settled on October 1, 2013, at $17.94 per share.
(l)	Represents a non-recurring adjustment for the gain on change in control related to the difference between the Company’s carrying value and fair value of the previously held equity interest in the BRE-DDR JV and transaction costs of $1.2 million that are not included as pro forma adjustments in the income statement.

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2013

For the Year Ended December 31, 2012

(In thousands, except share and per share data)

(Unaudited)

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 is presented as if (i) the BRE-DDR Acquisition and (ii) the issuance and sale of 35.14 million DDR common shares in a forward equity offering, which the Company settled on October 1, 2013, were completed on January 1, 2012.

The following unaudited pro forma condensed consolidated financial statements of operations is based upon the historical consolidated results of operations of the Company and the Properties for the nine months ended September 30, 2013 and the year ended December 31, 2012, giving effect to the items listed above. The unaudited pro forma condensed consolidated financial statements of operations should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013 and Annual Report on Form 10-K, as amended, for the year ended December 31, 2012.

The unaudited pro forma condensed consolidated financial statements of operations does not purport to represent what the actual results of operations of the Company would have been assuming the transactions listed above had been completed as set forth above, nor do they purport to represent the Company’s results of operations for future periods. The pro forma adjustments relating to the BRE-DDR Acquisition are based on the Company’s preliminary purchase price allocation and certain estimates. The Company accounted for the BRE-DDR Acquisition utilizing the purchase method of accounting pursuant to the provisions of ASC 805, Business Combinations. The pro forma adjustments relating to the purchase price allocation of the BRE-DDR Acquisition are based on the Company’s best estimates and are subject to change based upon the final determination of the fair value of the assets and liabilities acquired.

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2013

(In thousands, except share and per share data)

(Unaudited)

	Company Historical	Pro Forma Adjustments		Company Pro Forma (Unaudited)
Revenues from rental properties	$581,107	$106,742	(a)	$687,590
		(259	) (b)
Fee and other income	58,934	533	(a)	52,876
		(6,591	) (c)

	640,041	100,425		740,466

Rental operation expenses:
Operating and maintenance	101,412	11,241	(a)	112,653
Real estate taxes	82,940	20,360	(a)	103,300
Impairment charges	54,134	—		54,134
General and administrative	59,123	412	(a)	59,535
Depreciation and amortization	211,200	87,726	(d)	298,926

	508,809	119,739		628,548

Other income (expense):
Interest income	20,365	(11,040	) (e)	9,325
Interest expense	(166,990)	(40,397	) (f)	(206,684)
		703	(g)
Other income (expense), net	(3,288)	—		(3,288)

	(149,913)	(50,734)		(200,647)

Loss before earnings from equity method investments and other items	(18,681)	(70,048)		(88,729)
Equity in net income of joint ventures	5,543	1,347	(h)	6,890
Gain on change in control of interests	1,066	—		1,066

Loss before tax expense of taxable REIT subsidiaries and state franchise and income taxes	(12,072)	(68,701)		(80,773)
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(2,481)	—		(2,481)

Loss from continuing operations	(14,553)	(68,701)		(83,254)
Write-off of preferred share original issuance costs	(5,246)			(5,246)
Preferred dividends	(21,113)			(21,113)

Net loss from continuing operations attributable to DDR common shareholders	$(40,912)			$(109,613)

Per share data:
Basic earnings per share data:
Income attributable to common shareholders from continuing operations	$(0.13)			$(0.32	) (i)
Diluted earnings per share data:
Income attributable to common shareholders from continuing operations	$(0.13)			$(0.32	) (i)
Weighted average number of common shares (in thousands):
Basic	316,146			351,286	(i)
Diluted	316,146			351,286	(i)

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2013 (continued)

(a)	Reflects the revenues and certain expenses of the BRE-DDR Portfolio for the nine months ended September 30, 2013.
(b)	Reflects the revenue related to the amortization of the above- and below-market leases of the BRE-DDR Portfolio for the nine months ended September 30, 2013.
(c)	Reduction in management fee and other income previously earned by the Company from the BRE-DDR JV and reflected in the Company’s historical results for the nine months ended September 30, 2013.
(d)	Reflects depreciation and amortization expense as follows:

Fair market value of tangible real estate assets	$1,363,797
Less: Non-depreciable real estate assets	(325,374)

Depreciable buildings and improvements	$1,038,423

Intangible assets (excluding above-market leases)	$242,007

Depreciation expense based on a 20-year to 31.5-year life	$40,051
Amortization expense based on a 1-year to 27-year life	76,916

Depreciation and amortization expense adjustment	$116,967

Depreciation and amortization expense for the nine-months ended September 30, 2013	$87,726

(e)	Reflects a reduction in interest income recorded in the Company’s historical results from a portion of the preferred equity interest and mezzanine loan previously funded by the Company to the BRE-DDR JV at September 30, 2013, which was repaid upon closing of the BRE-DDR Acquisition.
(f)	Reflects an increase in interest expense for the nine-month period ended September 30, 2013, as follows (in thousands):

Estimated interest expense of mortgage debt assumed	$32,102
Amortization of excess fair value over historical cost of mortgage debt assumed	8,295

$40,397

(g)	Reflects the reduction of interest costs related to variable rate indebtedness assumed to be repaid with the proceeds from the sale of 35.14 million common shares issued and sold by the Company in a forward equity offering, which the Company settled on October 1, 2013, based on the Company’s borrowing rate at October 1, 2013 of 2.2%.

Assumes utilization of the Company’s revolving credit facilities, which bear interest at LIBOR plus 140 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. If the interest rate on the revolving credit facilities, based upon a principal amount of $42.9 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense for the nine month period (in thousands):

Adjustment to interest expense if rate increases 12.5 basis points	$1
Adjustment to interest expense if rate decreases 12.5 basis points	$(1)

(h)	Reflects the elimination of equity in net loss of joint ventures reflected in the Company’s historical results associated with its previous 5% common equity interest in the BRE-DDR Portfolio.

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2013 (continued)

(i)	Pro forma income per common share is based upon the historical basic and diluted weighted-average number of common shares outstanding at September 30, 2013 and adjusted to include 35.14 million common shares issued and sold by the Company in a forward equity offering, which the Company settled on October 1, 2013, as if as if the shares had been issued as of January 1, 2012.

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

(In thousands, except share and per share data)

(Unaudited)

	Company Historical	Pro Forma Adjustments		Company Pro Forma (Unaudited)
Revenues from rental properties	$722,114	$137,289	(a)	$859,058
		(345	) (b)
Fee and other income	78,261	1,024	(a)	70,532
		(8,753	) (c)

	800,375	129,215		929,590

Rental operation expenses:
Operating and maintenance	128,821	15,124	(a)	143,945
Real estate taxes	104,256	25,159	(a)	129,415
Impairment charges	105,395	—		105,395
General and administrative	76,444	1,006	(a)	77,450
Depreciation and amortization	248,781	116,967	(d)	365,748

	663,697	158,256		821,953

Other income (expense):
Interest income	15,799	(9,114	) (e)	6,685
Interest expense	(221,424)	(54,304	) (f)	(274,791)
		937	(g)
Loss on debt retirement, net	(13,495)	—		(13,495)
Other income (expense), net	(17,880)	—		(17,880)

	(237,000)	(62,481)		(299,481)

Loss before earnings from equity method investments and other items	(100,322)	(91,522)		(191,844)
Equity in net income of joint ventures	35,250	982	(h)	36,232
Impairment of joint venture investments	(26,671)	—		(26,671)
Gain on change in control of interests	78,127	—		78,127

Loss before tax expense of taxable REIT subsidiaries and state franchise and income taxes	(13,616)	(90,540)		(104,156)
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(1,160)	—		(1,160)

Loss from continuing operations	(14,776)	(90,540)		(105,316)
Write-off of preferred share original issuance costs	(5,804)			(5,804)
Preferred dividends	(28,645)			(28,645)

Net loss from continuing operations attributable to DDR common shareholders	$(49,225)			$(139,765)

Per share data:
Basic earnings per share data:
Income attributable to common shareholders from continuing operations	$(0.15)			$(0.41	) (i)
Diluted earnings per share data:
Income attributable to common shareholders from continuing operations	$(0.15)			$(0.41	) (i)
Weighted average number of common shares (in thousands):
Basic	291,726			326,866	(i)
Diluted	291,726			326,866	(i)

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012 (continued)

(a)	Reflects the revenues and certain expenses of the BRE-DDR Portfolio for the year ended December 31, 2012.
(b)	Reflects the revenue related to the amortization of the above- and below-market leases of the BRE-DDR Portfolio.
(c)	Reduction in management fee and other income previously earned by the Company from the BRE-DDR JV and reflected in the Company’s historical results for the year ended December 31, 2012.
(d)	Reflects depreciation and amortization expense calculated as follows:

Fair market value of tangible real estate assets	$1,363,797
Less: Non-depreciable real estate assets	(325,374)

Depreciable buildings and improvements	$1,038,423

Intangible assets (excluding above-market leases)	$242,007

Depreciation expense based on a 20-year to 31.5-year life	$40,051
Amortization expense based on a 1-year to 27-year life	76,916

Depreciation and amortization expense adjustment	$116,967

(e)	Reflects a reduction in interest income recorded in the Company’s historical results from a portion of the preferred equity interest and mezzanine loan previously funded by the Company to the BRE-DDR JV at December 31, 2012, which was repaid upon closing of the BRE-DDR Acquisition. Adjustment is from the date of original issuance, June 20, 2012 through December 31, 2012.
(f)	Reflects an increase in interest expense for the year ended December 31, 2012, as follows (in thousands):

Estimated interest expense of mortgage debt assumed	$43,221
Amortization of excess fair value over historical cost of mortgage debt assumed	11,083

$54,304

(g)	Reflects the reduction of interest costs related to variable rate indebtedness assumed to be repaid with the proceeds from the sale of 35.14 million common shares issued and sold by the Company in a forward equity offering, which the Company settled on October 1, 2013, based on the Company’s borrowing rate at October 1, 2013 of 2.2%.

Assumes utilization of the Company’s revolving credit facilities, which bear interest at LIBOR plus 140 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. If the interest rate on the revolving credit facilities, based upon a principal amount of $42.9 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense for the nine month period (in thousands):

Adjustment to interest expense if rate increases 12.5 basis points	$1
Adjustment to interest expense if rate decreases 12.5 basis points	$(1)

(h)	Reflects the elimination of equity in net loss of joint ventures reflected in the Company’s historical results associated with its previous 5% common equity interest in the BRE-DDR Portfolio.

DDR Corp.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012 (continued)

(i)	Pro forma income per common share is based upon the historical basic and diluted weighted-average number of common shares outstanding at December 31, 2012 and adjusted to include 35.14 million common shares issued and sold by the Company in a forward equity offering, which the Company settled on October 1, 2013, as if the shares had been issued as of January 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP. (Registrant)

Date: December 13, 2013	/s/ Christa A. Vesy
Christa A. Vesy
Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement of Purchase and Sale between the Parties listed on Schedule A attached thereto, as REIT Seller, BRE Pentagon Retail Holding B, LLC, as Homart Seller, JDN Real Estate – Lakeland, L.P., as REIT Buyer, and DDR Corp., as Homart Buyer, dated as of May 15, 2013 (filed as Exhibit 2.1 to DDR Corp.’s Quarterly Report on Form 10-Q (Commission File No. 001-11690) for the quarter ended June 30, 2013 and incorporated by reference herein)

23.1	Consent of Deloitte & Touche LLP